Exhibit 99.70

CONSENT

THIS CONSENT (this “Consent”) is made as of the 20th day of June, 2013, by Starburst II, Inc., a Delaware corporation (“Parent”).

WHEREAS, SoftBank Corp., a Japanese kabushiki kaisha (“SoftBank”), Parent and Sprint Nextel Corporation, a Kansas corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of October 15, 2012, as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 29, 2012, the Second Amendment to Agreement and Plan of Merger, dated as of April 12, 2013 and the Third Amendment to Agreement and Plan of Merger, dated as of June 10, 2013 (such agreement as so amended, the “SoftBank/Company Merger Agreement”), to which Starburst I, Inc., a Delaware corporation and a wholly owned subsidiary of SoftBank, and Starburst III, Inc., a Kansas corporation and a wholly owned subsidiary of Parent (“SoftBank Merger Sub”), are also parties, pursuant to which SoftBank Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent;

WHEREAS, pursuant to Section 5.2 of the SoftBank/Company Merger Agreement, the Company is prohibited from taking certain actions without the consent of Parent;

WHEREAS, the Company, Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition Corp.”), and Clearwire Corporation, a Delaware corporation (“Clearwire”), entered into an Agreement and Plan of Merger, dated as of December 17, 2012, as amended by the First Amendment to Agreement and Plan of Merger, dated as of April 18, 2013, and the Second Amendment to Agreement and Plan of Merger, dated as of May 21, 2013 (such agreement as so amended, the “Company/Clearwire Merger Agreement”), pursuant to which Acquisition Corp. will merge with and into Clearwire, with Clearwire surviving the merger as a wholly owned subsidiary of the Company;

WHEREAS, SoftBank, Parent and the Company entered into a Consent and Agreement, dated as of December 17, 2012, pursuant to which SoftBank and Parent consented to the Company’s entry into the Company/Clearwire Merger Agreement;

WHEREAS, pursuant to Section 2(f)(i) of the Consent and Agreement, the Company is prohibited from amending, modifying or entering into any supplement to, or waiving any material rights under (or extending the time for the performance by Clearwire or any other party under), the Company/Clearwire Merger Agreement without the consent of Parent;

WHEREAS, it is proposed that the Company, Acquisition Corp. and Clearwire enter into an amendment, substantially in the form attached hereto as Exhibit A (the “Amendment”), to the Company/Clearwire Merger Agreement to amend the definition of “Merger Consideration” in Paragraph B of the Recitals thereof by deleting “$3.40” in such definition and substituting therefor “$5.00” and to provide for various other matters as set forth in the Amendment;

WHEREAS, in connection with the Amendment, it is proposed that the Company enter into certain Voting and Sale Agreements, each substantially in the form attached hereto as Exhibit B (the “Voting and Sale Agreement”), with the stockholders of Clearwire identified therein (each, a “New Voting Party”) pursuant to which, among other things, (i) each New Voting Party will agree to vote the shares of Class A Common Stock of Clearwire owned by each New Voting Party in favor of the adoption of the Company/Clearwire Merger Agreement at the Company Stockholders’ Meeting (as defined in the Company/Clearwire Merger Agreement) or any adjournment thereof at which the Company/Clearwire Merger Agreement is to be voted upon, and (ii) upon termination of the Company/Clearwire Merger Agreement pursuant to Section 6.1 thereof, each New Voting Party has agreed to sell to the Company, and the Company has agreed to purchase, the shares of Class A Common Stock of Clearwire owned by each New Voting Party at a price per share of Class A Common Stock equal to the

Merger Consideration (as defined in the Company/Clearwire Merger Agreement, as amended by the Amendment), in each case, as set forth in the Voting and Sale Agreement; and

WHEREAS, pursuant to Section 5.2 of the SoftBank/Company Merger Agreement and Section 2(f)(i) of the Consent and Agreement, the Company has requested that Parent, and Parent has agreed to, provide its written consent to the execution and delivery by the Company and, as applicable, Acquisition Corp. of the Amendment and the Voting and Sale Agreements.

NOW, THEREFORE, Parent hereby consents for purposes of Section 5.2 of the SoftBank/Company Merger Agreement and Section 2(f)(i) of the Consent and Agreement to the execution and delivery by the Company and, as applicable, Acquisition Corp. of the Amendment, substantially in the form attached hereto as Exhibit A, and the Voting and Sale Agreements, substantially in the form attached hereto as Exhibit B.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent has executed this Consent as of the date first set forth above.

STARBURST II, INC.

By:	/s/ Ronald D. Fisher
	Name:	Ronald D. Fisher
	Title:	President

[Signature Page to Starburst II, Inc. Consent]

EXHIBIT A

[Attached]

EXHIBIT B

[Attached]